Exhibit 23.2





                                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-08805) of GSE Systems, Inc. of our report dated February 29, 2000 relating to the consolidated financial statements of GSE Systems, Inc., which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 28, 2002